CONSENT OF CERTIFIED PUBLIC ACCOUNTING FIRM

Resolve Staffing, Inc. and Subsidiaries
Cincinnati, Ohio

We consent to the inclusion in this Form S-1/A of Resolve Staffing, Inc. of our reports dated March 26, 2006 and April 25, 2006, relating to the consolidated financial statements of Employee Leasing Services, Inc. and Affiliated Companies for the years ended December 31, 2004 and 2005.

/s/ Rippee & Kingston CO PSC
Rippe & Kingston CO PSC
Certified Public Accountants & Consultants

Cincinnati, Ohio
April 27, 2007